As filed with the Securities and Exchange Commission on March 13, 2003

File No. 333-78429

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

RYERSON TULL, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	36-3425828 (I.R.S. Employer Identification No.)

2621 West 15th Place

Chicago, Illinois 60608

(Address of principal executive offices)

Ryerson Tull 1999 Stock Incentive Plan

Ryerson Tull Directors’ Compensation Plan (formerly the Directors’ 1999 Stock Option Plan)

(Full title of the plans)

Virginia M. Dowling, Esq.

Ryerson Tull, Inc.

2621 West 15th Place

Chicago, Illinois 60608

(Name and Address of Agent for Service)

773-762-2121

(Telephone Number, including area code, of Agent for Service)

Purpose of Amendment

On January 22, 2003, the Ryerson Tull Directors’ 1999 Stock Option Plan and the Ryerson Tull Directors’ Compensation Plan were merged and restated into a single plan under the title “Ryerson Tull Directors’ Compensation Plan.” This Post-Effective Amendment No. 1 to the Form S-8 Registration Statement previously filed for the Ryerson Tull 1999 Incentive Stock Plan and the Ryerson Tull Directors’ 1999 Stock Option Plan (File No. 333-78429), reflects the merger of the Ryerson Tull Directors’ 1999 Stock Option Plan with the Ryerson Tull Directors’ Compensation Plan and that “Ryerson Tull Directors’ Compensation Plan” is now the title of the combined plan.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Chicago, Illinois, on March 13, 2003.

RYERSON TULL, INC.

By	/S/ NEIL S. NOVICH

Name:	Neil S. Novich
Title:	Chairman, President and Chief Executive Officer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No.1 to the Registration Statement has been signed by the following person in the capacities indicated on March 13, 2003.

/s/ NEIL S. NOVICH Neil S. Novich	Chairman, President and Chief Executive Officer (Principal Executive Officer)

/s/ JAY M. GRATZ Jay M. Gratz	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ LILY L. MAY Lily L. May	Controller (Principal Accounting Officer)

*	Director
Jameson A. Baxter

*	Director
Richard G. Cline

*	Director
Gary L. Crittenden

*	Director
James A. Henderson

*	Director
Gregory P. Josefowicz

*	Director
Jerry K. Pearlman

*	Director
Ronald L. Thompson

*By:	/s/ JAY M. GRATZ
Jay M. Gratz, Attorney-in-Fact